SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement             Confidential, for Use of the
[X] Definitive Proxy Statement              Commission Only (as permitted
[ ] Definitive Additional Materials           by Rule 14a-6(e)(2) [ ]
[ ] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                               Eagle Bancorp, Inc.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [ ]   No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1. Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    2. Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    4.   Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    5.   Total Fee Paid:

       -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1. Amount Previously Paid:

    2. Form, Schedule or Registration Statement No.:

    3 Filing Party:

    4. Date Filed:

                               EAGLE BANCORP, INC.
                              7815 WOODMONT AVENUE
                            BETHESDA, MARYLAND 20814

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 20, 2003

TO THE SHAREHOLDERS OF EAGLE BANCORP, INC.:

         The Annual Meeting of Shareholders of Eagle Bancorp, Inc. (the "Company"), will be held at

                           The Bethesda Marriott Hotel
                              5151 Pooks Hill Road
                            Bethesda, Maryland 20814

on Tuesday, May 20, 2003 at 10:00 A.M. for the following purposes:

         1. To elect five (5) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified; and

         2. To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

         Shareholders of record as of the close of business on April 1, 2003 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

                                       By Order of the Board of Directors


                                       Michele Midlo, Corporate Secretary

April 17, 2003

         PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORDHOLDER IN ORDER TO VOTE IN PERSON AT THE MEETING.

                               EAGLE BANCORP, INC.
                              7815 Woodmont Avenue
                            Bethesda, Maryland 20814
                 -----------------------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT
                 -----------------------------------------------

                                  INTRODUCTION

         This Proxy Statement is being sent to shareholders of Eagle Bancorp, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders, to be held at 10:00 A.M. on Tuesday, May 20, 2003 (the "Meeting"), and at any adjournment or postponement of the Meeting. The purposes of the Meeting are:

         1. electing five (5) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified; and

         2. transacting any other business that may properly come before the Meeting or any adjournment or postponement of the Meeting.

         The Meeting will be held at:

                           The Bethesda Marriott Hotel
                              5151 Pooks Hill Road
                            Bethesda, Maryland 20814

         This proxy statement and proxy card are being sent to shareholders of the Company on or about April 17, 2003. A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2002 also accompanies this proxy statement.

         The cost of this proxy solicitation is being paid by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by officers, regular employees or directors of the Company or its subsidiary, EagleBank (the "Bank"), who will not receive any special compensation for their services. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable out-of-pocket and clerical costs for forwarding proxy materials to their principals.

                            VOTING RIGHTS AND PROXIES

VOTING RIGHTS

         Only shareholders of record at the close of business on April 1, 2003 (the "Record Date"), will be entitled to notice of and to vote at the Meeting or any adjournment or postponement of the Meeting. On that date, the Company had 2,900,474 shares of common stock, par value $.01 per share (the "Common Stock") outstanding, held by approximately 943 total beneficial shareholders, including approximately 420 shareholders of record. The Common Stock is the only class of the Company's stock of which shares are outstanding. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders. Shareholders do not have the right to cumulate votes in the election of directors. The presence, in person or by proxy, of not less than a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

PROXIES

         Properly executed proxies received by the Company in time to be voted at the Meeting will be voted as specified by shareholders. In the absence of specific instructions, proxies received will be voted FOR the election of the nominees for election as directors. Management does not know of any matters that will be brought before the Meeting, other than as described in this proxy statement. If other matters are properly brought before the Meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.

         The judges of election appointed by the Board of Directors for the Meeting will determine the presence of a quorum and will tabulate the votes cast at the Meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that he or she does not have discretionary authority to vote any shares of Common Stock on a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to that matter.

         Please sign, date, mark and return promptly the enclosed proxy in the postage paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the Meeting:

            o   by granting a later proxy with respect to the same shares;

            o by sending written notice to Michele Midlo, Corporate Secretary of the Company, at the address noted above, at any time prior to the proxy being voted; or

            o   by voting in person at the Meeting.

         Attendance at the Meeting will not, in itself, revoke a proxy. If your shares are held in the name of your bank or broker, you will need additional documentation to vote in person at the meeting. Please see the voting form provided by your recordholder for additional information regarding the voting of your shares.

         Many shareholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Shareholders should check the voting form or instructions provided by their recordholder to see which options are available. Shareholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the shareholder. To revoke a proxy previously submitted electronically, a shareholder may simply submit a new proxy at a later date before the taking of the vote at the Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

SECURITIES OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as of April 1, 2003 concerning the number and percentage of whole shares of the Company's Common Stock beneficially owned by its directors, nominees for director, executive officers whose compensation is disclosed, and by its directors and all executive officers as a group, as well as information regarding each other person known by the Company to own in excess of 5% of the outstanding Common Stock. Except as otherwise indicated, all shares are owned directly, and the named person possesses sole voting and sole investment power with respect to all such shares. Except as set forth below, the Company knows of no other person or persons, who beneficially own in excess of 5% of the Company's Common Stock. Further, the Company is not aware of any arrangement which at a subsequent date may result in a change of control of the Company.

      Name           Age         Position                   Number of Shares   Percentage(1)
-------------------- ---- --------------------------------  ----------------   -------------
Leonard L. Abel       76   Chairman of Board of Company;         130,550(2)         4.43%
                           Director of Bank

Dudley C. Dworken     53   Director of Company and Bank           56,973(3)         1.94%

Eugene F. Ford, Sr.   73   Director of Company                    61,733(4)         2.12%

Ronald D. Paul        47   Vice Chairman, President and          204,684(5)         6.86%
                           Treasurer of Company; Chairman
                           of Board of Bank

H.L. Ward             56   Executive Vice President and           43,550(6)         1.49%
                           Director of Company; President,
                           Chief Executive Officer and
                           Director of Bank
Thomas D. Murphy      55   Executive Vice President, Chief        29,050(7)         0.99%
                           Operating Officer and Director of
                           Bank

Susan G. Riel         53   Executive Vice President, Senior       20,525(8)         0.70%
                           Operations Officer of Bank

Martha Foulon-Tonat   47   Executive Vice President - Chief       16,850(9)        0.58%
                           Lending Officer of Bank               -------           -----

All directors and executive officers of                          581,269(10)       18.38%
Company as a group (9 persons)                                   =======           =====

All directors and executive officers of                          938,876(11)       28.99%
Company and Bank as a group (20 persons)                         =======           =====


(1) Represents percentage of 2,900,474 shares issued and outstanding as of April 1, 2003, except with respect to individuals holding options exercisable within 60 days of that date, in which event, represents percentage of shares issued and outstanding plus the number of shares for which that person holds options exercisable within 60 days of April 1, 2003, and except with respect to all directors and executive officers of the Company and the Company and the Bank as groups, in which case represents percentage of shares issued and outstanding plus the number of shares for which those persons hold options exercisable within 60 days of April 1, 2003.
(2)      Includes warrants to purchase 43,750 shares of Common Stock.
(3) Includes 43,750 shares held in a trust of which Mr. Dworken is beneficiary and options and warrants to purchase 12,851 shares of Common Stock.
(4) Includes options and warrants to purchase 18,233 shares of Common Stock and 21,875 shares held by Mr. Ford's spouse.
(5) Includes 113,750 shares held in trust for Mr. Paul's children. Includes options to purchase 82,484 shares of Common Stock.
(6)      Includes options to purchase 30,775 shares of Common Stock.
(7) Includes options to purchase 27,650 shares of Common Stock. Also includes 400 shares held by his spouse for their minor child.
(8)      Includes options to purchase 16,150 shares of Common Stock.
(9)      Includes options to purchase 16,150 shares of Common Stock.
(10)     Includes options and warrants to purchase 262,783 shares of Common
         Stock.
(11)     Includes options and warrants to purchase 337,698 shares of Common
         Stock.

                              ELECTION OF DIRECTORS

         The size of the Company's Board of Directors is currently set at five
(5) directors. The Board of Directors has nominated five (5) persons for election as director at the Meeting, for a one-year period until the 2004 Annual Meeting of Shareholders and until their successors have been elected and qualified. Each of the nominees for election as a director currently serves as a member of the Board of Directors. Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the persons named as proxies.

         Vote Required and Board Recommendation. Nominees receiving a plurality of the votes cast at the Meeting in the election of directors will be elected as director, in the order of the number of votes received. Members of the Board of Directors of the Company having the power to vote or direct the voting of 309,647 shares of Common Stock, or approximately 11% of the shares of Common Stock outstanding on the Record Date, have indicated their intention to vote "FOR" the election of all of the nominees for election as director. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

NOMINEES FOR ELECTION AS DIRECTORS

         Set forth below is certain information as of the Record Date concerning the nominees for election as director of the Company. Except as otherwise indicated, the occupation listed has been such person's principal occupation for at least the last five years. Each of the directors of the Company, other than Mr. Ford, also currently serves as a director of the Bank.

         Leonard L. Abel. Mr. Abel is Chairman of the Board of Directors of the Company, and has served in that position since the organization of the Company. Until retiring in 1993, Mr. Abel was partner-in-charge of the certified public accounting firm of Kershenbaum, Abel, Kernus and Wychulis, Rockville, Maryland with which he served for forty-five years. From October 1996, until resigning in September 1997, Mr. Abel was a member of the Board of Directors of F&M National Corporation (NYSE) and its wholly owned subsidiary, F&M Bank - Allegiance, Bethesda, Maryland, and prior to that time was Chairman of the Board of Allegiance Bank, N.A. (collectively with F&M Bank - Allegiance, "Allegiance") and its holding company Allegiance Banc Corporation, from their organization until their acquisition by F&M National Corporation, which was subsequently acquired by BB&T Corporation ("F&M"). Mr. Abel was also Chairman of the Board of Directors of Central National Bank of Maryland from 1968 until its acquisition in 1986 by Citizens Bank of Maryland (now Sun Trust Banks, Inc.).

         Dudley C. Dworken. Mr. Dworken has served as a director of the Company since August 1999. Mr. Dworken is the owner of Curtis Chevrolet-Geo, an automobile dealership in Washington, D.C. Mr. Dworken was a Director of Allegiance from 1987 until October 1997, and a director of Allegiance Banc Corporation from 1988 until its acquisition by F&M. In November 1998, Mr. Dworken consented to the entry of an order permanently enjoining him from violation of Section 10(b) of the Securities Exchange Act and Rule 10b-5 under that act. The order was issued in connection with an investigation of him in respect of trading by his uncle in the shares of Allegiance Banc Corporation during the period during which Allegiance Banc Corporation was involved in merger negotiations with F&M. Mr. Dworken is an active member of numerous community, business, charitable and educational institutions in the Washington D.C./Montgomery County area.

         Eugene F. Ford, Sr. Mr. Ford has served as a director of the Company since its organization. Mr. Ford is engaged in the business of property management and development as Chairman of Mid-City Financial Corporation, an apartment developer, of which he was also president until 1995. He is Chairman of the Community Preservation and Development Corporation, a non-profit organization in the business of preserving public purpose housing complexes and providing social program support for residents thereof. Through his ownership of Mid-City Financial, Mr. Ford is the largest owner of assisted housing units in Maryland and the Washington metropolitan area. Mr. Ford has received numerous awards for his work in the housing development field.

         Ronald D. Paul. Mr. Paul is President and Vice Chairman of the Board of Directors of the Company and Chairman of the Board of Directors of the Bank, and has served in such positions since the organization of the Company and the Bank. Mr. Paul is President of Ronald D. Paul Companies and RDP Management, which are engaged in the business of real estate development and management activities. Mr. Paul is also active in private investments, including as Chairman of Bethesda Investments, Inc., a private venture capital fund. Mr. Paul was a director of Allegiance from 1990 until September 1997, and a director of Allegiance Banc Corporation from 1990 until its acquisition by F&M, including serving as Vice Chairman of the Board of Directors from 1995. Mr. Paul is also active in various charitable organizations, including serving as Vice Chairman of the Board of Directors of the National Kidney Foundation from 1996 to 1997, and its Chairman from 2002 to 2003.

         H. L. Ward. Mr. Ward has served as a director of the Company since March 1999. Mr. Ward, the President and Chief Executive Officer of the Bank since its organization, was President and Chief Executive Officer of Allegiance from December 1995 to October 1997. Prior to that time he served in various executive lending positions at Allegiance and its former sister bank Prince George's National Bank, including Executive Vice President - Chief Lending Officer, from 1992 to 1995. Mr. Ward has over 31 years of experience in the commercial banking and real estate development and finance industries.

ELECTION OF DIRECTORS OF THE BANK

         If elected, the nominees for election as directors intend to vote for Mr. Abel, Mr. Dworken, Mr. Paul, Mr. Ward and the following persons to serve as directors of the Bank, each of whom currently serves as a director of the Bank.

         Arthur H. Blitz. Mr. Blitz, 62, an attorney engaged in private practice since 1971, is a partner in the Bethesda, Maryland law firm of Paley, Rothman, Goldstein, Rosenberg & Cooper. Mr. Blitz was a director of Allegiance at various times from 1987 to October 1997.

         Steven L. Fanaroff. Mr. Fanaroff, 43, is Vice President - Chief Financial Officer of Magruder Holdings, Inc., a regional supermarket chain, with which he has served since 1981. Mr. Fanaroff served on the Board of Directors of Allegiance from 1990 until October 1997.

         Harvey M. Goodman. Mr. Goodman, 47, has been with The Goodman, Gable, Gould Company, the Maryland based public insurance adjusting firm where he serves as President, since 1977. He is a director and past president of the National Association of Public Insurance Adjusters, and is a director and principal of Adjusters International, a national public adjusting firm.

         Neal R. Gross. Mr. Gross, 60, is founder, Chairman and Chief Executive Officer of Neal R. Gross & Co. which provides court reporting services to attorneys, the federal government, private organizations and individuals since 1977. Mr. Gross previously served as a director of Century Bancshares, Inc., from 1995 until its acquisition by United Bankshares, Inc. in 2001.

         Benson Klein. Mr. Klein, 58, has been an attorney in Montgomery County since 1970, and a principal with Ward & Klein, Chartered, since 1978. Mr. Klein is also engaged in real estate investment activities in Montgomery County. He served as a director of F&M Bank - Allegiance from 1996 to 1997 and previously served as a director of Lincoln National Bank. Mr. Klein is currently, and has been, a member of a variety of community, business and charitable institutions in the Washington, D.C./Montgomery County area.

         David H. Lavine. Mr. Lavine, 44, owns and operates the local Chesapeake Bagel Bakery retail chain. He was President and Chief Executive Officer of The American Bagel Company, Inc. franchisor of the chain until its sale in 1997. Prior to that time, he was a principal of the public accounting firm of Reznick, Fedder & Silverman, CPA's, since 1987. Mr. Lavine is also engaged in real estate, private investments and providing consulting services. Mr. Lavine was a director of Suburban Bank of Virginia and its holding company, Suburban Bancshares, Inc., from 1991 to 1994.

         Bruce H. Lee. Mr. Lee, 39, is Vice President of Development and a member of the Board of Directors of Lee Development Group, a closely held family real estate business founded in 1920 and based in downtown Silver Spring. He is principal broker of record for Montgomery Land Company, LLC, which specializes in commercial sales, leasing, and property management and the general partner of Montgomery Land partnership, LLP. Mr. Lee is past president of the Greater Silver Spring Chamber of Commerce and was the Chamber's charter president in 1993. Mr. Lee is an elected Council member and current Chairman of the Township of Chevy Chase View.

         Philip N. Margolius. Mr. Margolius, 62, a graduate of Dartmouth College and Yale Law School, is a partner in the law firm of Margolius, Mallios, Davis, Rider & Tomar, LLP in Washington, D.C. and Largo, Maryland. He specializes in estate planning, probate, non-profit organizations and non-profit charitable giving. Mr. Margolius is an adjunct professor of law at the Washington College of Law at American University and lectures to professional groups in the community on estate planning. Washingtonian Magazine named him one of the area's leading estate planners.

         Thomas D. Murphy. Mr. Murphy, 55, the Executive Vice President - Chief Operating Officer of the Bank, served at Allegiance from September 1994, including as Executive Vice President and Chief Operating Officer from December 1995 until November 1997. Prior to his service at Allegiance, he served in the same position at First Montgomery Bank from August 1991 until its acquisition by Sandy Spring National Bank of Maryland in December 1993, and he served as a Vice President of that organization until September 1994. Mr. Murphy has 31 years experience in the commercial banking industry.

         J. Mitchell Neitzey. Mr. Neitzey 47, is the Vice President and Chief Financial Officer of EFO Capital Management, Inc. an investment management firm based in Washington, D.C. EFO directs a diversified portfolio of marketable securities, venture capital investments and real estate development projects. A lifelong resident of the Washington area, Mr. Neitzey's professional career includes senior positions in commercial banking and investment consulting.

         Donald R. Rogers. Mr. Rogers, 57, has been engaged in the private practice of law since 1972 with the Rockville, Maryland based firm Shulman, Rogers, Gandal, Pordy & Ecker, P.A., of which he is a partner. Mr. Rogers was a member of the Board of Directors of Allegiance from 1987 until October 1997.

         Worthington H. Talcott, Jr. Mr. Talcott, 51, an attorney engaged in private practice since 1979, has been a partner in Shulman, Rogers, Gandal, Pordy & Ecker, P.A. since 1998. Previously, he was a shareholder in the Bethesda law firm of Marsh, Fleischer & Quiggle, Chartered, since 1992, and from 1983 to 1992 was a partner in the firm of Ross, Marsh, Foster, Myers and Quiggle. Mr. Talcott has been an active member of the Juvenile Diabetes Foundation, serving as a member of the Board of Directors for the Capital Chapter from 1992 to 1996, and as President of the Capital Chapter from 1994 to 1995.

         Leland M. Weinstein. Mr. Weinstein, 40, has served as president of Syscom Services, Inc., an e-business workflow and internet consulting firm, since 1997. Formerly, he spent thirteen years with Automated Digital Systems
(ADS), an integrator of fax technologies, where he rose to president and owner of the company before joining Syscom, an early spin-off of ADS. Mr. Weinstein serves on the advisory councils for Intel/Dialogic and AVT/RightFAX. He is a member of the Inner Circle of the University of Maryland Dingman Center for Entrepreneurship, and involved with numerous charities.

         Eric H. West. Mr. West, 40, is a founding principal of West, Lane & Schlager/Oncor International, specializing in tenant representation and strategic real estate consulting in the Washington, D. C. metropolitan area. Previously, he served for nine years as Senior Vice President at Barrueta & Associates. During his career, Mr. West has developed a specialty in not-for-profit organizations and corporations, leading to ongoing relationships with such diverse groups as The National Council on the Aging, The American Forest and Paper Association, The American Iron & Steel Institute, among many others.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company met twelve (12) times during 2002. All members of the Board of Directors attended at least 75% of the meetings held by the Board of Directors and by all committees on which such member served during the 2002 fiscal year or any portion thereof. The Board of Directors does not have a standing Audit Committee. The Audit Committee of the Bank serves as the Audit Committee for the Company. The Audit Committee is responsible for the review and evaluation of the Company's and Bank's internal controls and accounting procedures. It also periodically reviews audit reports with the Company's independent auditors, and is responsible for the annual appointment of such auditors. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee is currently comprised of Mr. Lavine, the Chairman, and Messrs. Abel, Blitz, Gross, Klein, and Talcott. Other than Mr. Abel, all of the members of the audit committee are members of the board of directors of the Bank only. Each of the members of the Audit Committee is independent, as determined under the definition of independence adopted by the National Association of Securities Dealers. During the 2002 fiscal year, the Audit Committee met four (4) times.

         The Board of Directors does not have a standing Nominating Committee, the functions of which are performed by the full Board of Directors. The Benefits Committee of the Bank, which serves as the compensation committee for the Company, is comprised of Mr. Blitz, the Chairman, and Messrs. Abel, Paul, Dworken, Goodman, Lee, Murphy, Ward and, Weinstein. The Benefits Committee is responsible, together with management, for the adoption of the Company's personnel policies and establishing salary and compensation guidelines and levels for all Company officers and personnel. The Benefits Committee recommends executive compensation levels subject to approval of the EagleBank Board of Directors. Messrs. Ward and Murphy do not participate in, or remain present during, Board discussions of their compensation. The Benefits Committee is also responsible for annually nominating the officers of the Company and Bank and evaluating the performance thereof. During the 2002 fiscal year, the Benefits Committee met three (3) times.

AUDIT COMMITTEE REPORT

         The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board's oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls established by management and the Board and the independence and performance of the Company's audit process.

         The Audit Committee has:

         (1) reviewed and discussed with management the audited financial statements included in the Company's Annual Report and Form 10-K;

         (2) discussed with Stegman and Company, the Company's independent auditors, the matters required to be discussed by statement of Auditing Standards No. 61, and has received the written disclosures and letter from Stegman and Company, as required by Independence Standards Board Standard No. 1; and

         (3) discussed with Stegman and Company, its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2002. The Audit Committee has also considered whether the amount and nature of non-audit services provided by Stegman and Company is compatible with the auditor's independence.

                         Members of the Audit Committee

          David H. Lavine, Chairman             Leonard L. Abel
          Arthur H. Blitz                       Neal R. Gross
          Benson Klein                          Worthington H. Talcott, Jr.


DIRECTORS' COMPENSATION

         During 2002, each non-employee director other than Mr. Abel and Mr. Paul, was entitled to elect to receive cash compensation of $200 for each meeting of the Board of Directors of the Company, the Board of Directors of the Bank or a committee of the Board of the Company or the Bank, attended or options to purchase 15 shares of Common Stock, issued as of the end of each calendar month, for each meeting attended. Additionally, Directors of both the Company and the Bank are eligible to receive grants of warrants or options under the Company's Option Plan. In 2002, an aggregate of $51,600 in meeting fees were paid to members of the Board of Directors of the Company, $148,000 was paid to members of the Board of Directors of the Bank, and options to purchase an aggregate of 255 shares of Common Stock, at exercise prices ranging from $11.25 to $15.75 per share, were issued to non-employee directors of the Company and the Bank.

         During 2002, Mr. Abel, the Chairman of the Board of Directors of the Company received an annual payment of $36,000 in lieu of regular director fees from the Company and the Bank. Mr. Abel and the Company are parties to an agreement governing his service and compensation as Chairman. The current term of Mr. Abel's agreement expires on December 31, 2005. On each December 31, the term of the agreement automatically extends for one additional year, unless Mr. Abel has given notice of his intention not to renew the term. Under his agreement, Mr. Abel is entitled to receive an annual fee, currently $36,000, subject to periodic increase, in lieu of all other fees for service on the Boards of Directors or any committees of the Company and the Bank. In the event of termination of Mr. Abel's service for any reason other than for cause (as defined), Mr. Abel (or his estate), is entitled to receive an amount equal to
2.99 times his then current annual fee, subject to certain limitations in the event that his termination occurs in connection with a change in control (as defined) of the Company or the Bank. If Mr. Abel were entitled to receive the termination benefits as of the date hereof, he would receive approximately $107,640.

EXECUTIVE COMPENSATION

         The following table sets forth a comprehensive overview of the compensation for Mr. Paul, the President of the Company, and the four most highly compensated executive officers of the Company (including officers of the Bank) who received total salary and bonuses of $100,000 or more during the fiscal year ended December 31, 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-term
                                                Annual Compensation               Compensation Awards
                                   ---------------------------------------------- --------------------------------------
                                                                                        Securities          All Other
   Name and Principal Position         Year           Salary          Bonus         Underlying Options   Compensation($)
------------------------------------------------------------------------------------------------------------------------
Ronald D. Paul, President             2002          $ 90,000         $      0             4,000             $      0
                                      2001          $ 50,000         $      0             2,756             $      0
                                      2000          $ 18,000         $      0             4,375(1)          $      0
H.L. Ward, President and Chief        2002          $205,250         $ 15,000               -0-             $ 17,815(2)
Executive Officer of the Bank,        2001          $195,250         $  6,755            12,400             $ 16,601(3)
Executive Vice President of the       2000          $177,500         $ 30,000               -0-             $ 15,025(4)
Company

Thomas D. Murphy, Executive Vice      2002           170,000         $ 12,500               -0-             $ 18,434(5)
President- Chief Operating            2001          $160,000         $  6,077            11,900             $ 14,300(6)
Officer of the Bank                   2000          $145,000         $ 21,111               -0-             $ 12,840(7)

Susan G. Riel, Executive Vice         2002          $122,500         $ 12,500               -0-             $  7,735(8)
President - Chief Operations          2001          $115,000         $  5,212             7,400             $  7,050(9)
Officer of the Bank                   2000          $100,000         $  8,500             3,500(10)         $  2,880(11)

Martha Foulon-Tonat,  Executive       2002          $122,500         $ 12,500               -0-             $  9,675(12)
Vice President-Chief  Lending         2001          $115,000         $  5,212             7,400             $  9,013(13)
Officer of the Bank                   2000          $ 90,000         $  8,500             3,500             $  7,500(14)


(1) As adjusted to reflect the 25% stock split in the form of a dividend paid on March 31, 2000, and the 40% stock split in the form of a dividend paid on June 15, 2001.
(2) Includes $9,000 car allowance, $3,315 insurance premiums and $5,500 401(k) matching contribution.
(3) Includes $9,000 car allowance, $2,275 insurance premiums and $5,325 401(k) matching contribution.
(4) Includes $7,200 car allowance, $2,275 insurance premiums and $5,325 401(k) matching contribution.
(5) Includes $7,800 car allowance, $5,534 insurance premiums and $5,100 401(k) matching contribution.
(6) Includes $7,800 car allowance, $2,150 insurance premiums and $4,350 401(k) matching contribution.
(7) Includes $6,000 car allowance, $2,190 insurance premiums and $4,650 401(k) matching contribution.
(8)      Includes $3,600 car allowance and $3,675 401(k) matching contribution.
(9)      Includes $3,600 car allowance and $3,450 401(k) matching contribution.
(10) As adjusted to reflect the 40% stock split in the form of a dividend paid on June 15, 2001.
(11)     Represents 401(k) matching contributions.
(12)     Includes $6,000 car allowance and $3,675 401(k) matching contribution.
(13)     Includes $6,000 car allowance and $3,013 401(k) matching contribution.
(14)     Includes $4,800 car allowance and $2,700 401(k) matching contribution.

                                                   OPTION GRANTS IN LAST FISCAL YEAR
                                                                                             Potential Realizable Value
                                             Percent of                                       at Assumed Annual Rate of
                          Number of        Total Options                                    Stock Price Appreciation for
                          Securities         Granted to      Exercise                                Option Term
                          Underlying        Employees in     Price Per                     ------------------------------
       Name            Options Granted      Fiscal Year        Share      Expiration Date          5%              10%
---------------------  -----------------  -----------------  ----------   ---------------  --------------  --------------
Ronald D. Paul         4,000 aggregate (1)      100%            (1)            (1)            $33,664         $85,312
H.L. Ward                    -0-                -0-             N/A            N/A              N/A             N/A
Thomas D. Murphy             -0-                -0-             N/A            N/A              N/A             N/A
Susan G. Riel                -0-                -0-             N/A            N/A              N/A             N/A
Martha Foulon-Tonat          -0-                -0-             N/A            N/A              N/A             N/A

---------------------

(1) Mr. Paul's options are issued quarterly and priced at the end of each month, based on the then current fair market value. During 2002, Mr. Paul received options as follows:

           Number of Securities       Exercise Price Per
        Underlying Options Granted          Share            Expiration Date
        ---------------------------  ---------------------  -------------------
                   333                      $12.00           January 31, 2012

                   333                      $13.15          February 28, 2012

                   334                      $15.75            March 31, 2012

                   333                      $15.25            April 30, 2012

                   333                      $15.50             May 31, 2012

                   334                      $14.55            June 30, 2012

                   333                      $11.25            July 31, 2012

                   333                      $12.56           August 31, 2012

                   334                      $12.00          September 30, 2012

                   333                      $12.35           October 31, 2012

                   333                      $12.56          November 30, 2012

                   334                      $13.66          December 31, 2012

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                                                Number of Securities         Value of Unexercised
                             Shares                            Underlying Unexercised        In-The-Money Options
                          Acquired on                        Options at December 31, 2002      at December 31, 2002
         Name               Exercise      Value Realized       Exercisable/Unexercisable     Exercisable/Unexercisable (1)
-----------------------  ---------------  ----------------    ----------------------------  --------------------------
Ronald D. Paul                -0-               -0-                  80,818/-0-                  $602,352/-0-
H.L. Ward                     -0-               -0-                  30,775/-0-                  $188,241/-0-
Thomas D. Murphy              -0-               -0-                    27,650                    $165,568/-0-
Susan G. Riel                 -0-               -0-                  16,150/-0-                   $94,128/-0-
Martha Foulon-Tonat           -0-               -0-                  16,150/-0-                   $94,128/-0-

-----------------------

(1)      Based on the $13.66 closing price on December 31, 2002.

         Employment Agreements.

         The Company and Mr. Paul are parties to an employment agreement governing his service and compensation as President of the Company. The current term of Mr. Paul's employment agreement expires on December 31, 2005. On each December 31, the term of the agreement automatically extends for one additional year, unless Mr. Paul has given notice of his intention not to renew the term. Under his agreement, Mr. Paul is entitled to receive a current annual base salary of $90,000, subject to periodic increase. Mr. Paul is also entitled to receive options to purchase 4,000 shares of Common Stock per year, vesting in monthly installments, having exercise prices equal to the fair market value of the underlying Common Stock as of the end of each such calendar month. Mr. Paul may also receive a bonus in the discretion of the Board of Directors. The compensation under Mr. Paul's employment agreement is in lieu of all other fees for service on the Boards of Directors or any committees of the Company and the Bank. In the event of termination of Mr. Paul's employment for any reason other than for cause (as defined), Mr. Paul (or his estate), is entitled to receive and amount in cash equal to 2.99 times his then current base salary, subject to certain limitations in the event that his termination occurs in connection with a change in control (as defined) of the Company or the Bank. If Mr. Paul were entitled to receive the termination benefits as of the date hereof, he would receive approximately $269,100.

         Mr. Ward has an employment agreement with the Company and the Bank pursuant to which he serves as Executive Vice President of the Company and President and Chief Executive Officer of the Bank. Mr. Ward's agreement has a term which expires December 31, 2003. Under his agreement, Mr. Ward is entitled to a current annual base salary of $220,000, $750,000 of Bank paid life insurance (at standard rates), a $9,000 annual car allowance, and participation in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to officers or employees of the Bank or the Company. If Mr. Ward's employment is terminated without cause for reasons other than death, disability or in connection with a change in control (as defined), he would be entitled to receive continued payment of base salary through the end of the term of his agreement, subject to his compliance with certain noncompete provisions of the employment agreement. In the event of termination of Mr. Ward's employment, or reduction in his compensation or position or responsibilities within 120 days before or after a change in control, or the voluntary termination of employment within the 30 day period following a change in control, Mr. Ward would be entitled to receive a lump sum payment equal to 2.99 times his base salary, subject to adjustment to avoid adverse tax consequences resulting from characterization of such amount for tax purposes as a "parachute payment." If Mr. Ward were entitled to receive the termination benefits as of the date hereof, he would receive approximately $657,800.

         Mr. Murphy has an employment agreement with EagleBank pursuant to which he serves as Executive Vice President and Chief Operating Officer of the Bank. Mr. Murphy, pursuant to his agreement, which expires December 31, 2003, is entitled to a current annual base salary of $182,500, $600,000 of Bank paid life insurance (at standard rates), a $7,800 annual car allowance, and participation in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to officers or employees of the Bank or the Company. If Mr. Murphy's employment is terminated without cause for reasons other than death, disability or in connection with a change in control (as defined), he would be entitled to receive continued payment of base salary through the end of the term of his agreement, subject to his compliance with certain noncompete provisions of the employment agreement. In the event of termination of Mr. Murphy's employment, or reduction in his compensation or position or responsibilities within 120 days before or after a change in control, or the voluntary termination of employment within the 30 day period following a change in control, Mr. Murphy would be entitled to receive a lump sum payment equal to
2.99 times his base salary, subject to adjustment to avoid adverse tax consequences resulting from characterization of such amount for tax purposes as a "parachute payment." If Mr. Murphy were entitled to receive the termination benefits as of the date hereof, he would receive approximately $545,675.

         Ms. Riel has an employment agreement with EagleBank pursuant to which she serves as Executive Vice President and Chief Operations Officer of the Bank. Ms. Riel, pursuant to her agreement, which expires December 31, 2003, is entitled to a current annual base salary of $135,000, a $3,600 car allowance and participation in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to officers or employees of the Bank or the Company. If Ms. Riel's employment is terminated without cause for reasons other than death, disability or in connection with a change in control (as defined), she would be entitled to receive continued payment of base salary through the end of the term of her agreement, subject to her compliance with certain noncompete provisions of the employment agreement. In the event of termination of Ms. Riel's employment, or reduction in her compensation or position or responsibilities within 120 days before or after a change in control, or the voluntary termination of employment within the 30 day period following a change in control, Ms. Riel would be entitled to receive a lump sum payment equal to
2.00 times her base salary, subject to adjustment to avoid adverse tax consequences resulting from characterization of such amount for tax purposes as a "parachute payment." If Ms. Riel were entitled to receive the termination benefits as of the date hereof, she would receive approximately $270,000.

         Ms. Tonat has an employment agreement with the Bank pursuant to which she serves as Executive Vice President and Chief Lending Officer of the Bank. Ms. Tonat, pursuant to her agreement, which expires December 31, 2003, is entitled to a current annual base salary of $135,000, a $6,000 car allowance, and participation in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to officers or employees of the Bank or the Company. If Ms. Tonat's employment is terminated without cause for reasons other than death, disability or in connection with a change in control (as defined), she would be entitled to receive continued payment of base salary through the end of the term of her agreement, subject to her compliance with certain noncompete provisions of the employment agreement. In the event of termination of Ms. Tonat's employment, or reduction in her compensation or position or responsibilities within 120 days before or after a change in control, or the voluntary termination of employment within the 30 day period following a change in control, Ms. Tonat would be entitled to receive a lump sum payment equal to
2.00 times her base salary, subject to adjustment to avoid adverse tax consequences resulting from characterization of such amount for tax purposes as a "parachute payment." If Ms. Tonat were entitled to receive the termination benefits as of the date hereof, she would receive approximately $270,000.

         Employee Benefit Plans. The Bank provides a benefit program which includes health and dental insurance, life and long term and short term disability insurance and a 401(k) plan under which the Company makes matching contributions up to 3% of an employee's salary, for substantially all full time employees.

         Stock Option Plan. The Company maintains a stock option plan, adopted by shareholders at the 1999 annual meeting, to attract, retain, and motivate key officers of the Company and the Bank by providing them with a stake in the success of the Company as measured by the value of its shares.

         The 1998 Stock Option Plan (the "Option Plan") is administered by a committee (the "Committee"), appointed by the Board of Directors of the Company, consisting of not less than two (2) members of the Board and up to three (3) additional members, who may be members of the Board of Directors, members of the Bank's Board of Directors, or non-director officers of the Company or the Bank. Members of the Committee may be Employee Directors or Non-Employee Directors, and serve at the pleasure of the Board of Directors. In the absence at any time of a duly appointed Committee, the Option Plan will be administered by the full Board of Directors.

         The purpose of the Option Plan is to advance the interests of the Company by providing directors and selected key employees of the Bank, the Company, and their affiliates with the opportunity to acquire shares of Common Stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and key employees of the Company, the Bank and any affiliate to promote the success of the business as measured by the value of its shares, and to increase the commonality of interests among directors, key employees and other shareholders.

         Under the Option Plan, 579,025 shares of common stock (as adjusted for the 25% stock split in the form of a dividend paid on March 31, 2000 and the 40% stock split in the form of a dividend paid on June 15, 2001), may be issued upon the exercise of "Options" granted under the Option Plan.

         Under the Option Plan, the Committee may grant incentive stock options ("ISOs") or non-incentive stock options ("Non-ISOs") to such key employees as the Committee may designate, and may grants warrants ("Warrants") and other Non-ISOs to directors of the Company, the Bank and their affiliates. ISOs, Non-ISOs and Warrants are collectively referred to as "Options." In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the Committee will adjust both the number and kind of shares of stock as to which Options may be awarded under the Option Plan, the affected terms of all outstanding Options, and the aggregate number of shares of Common Stock remaining available for grant under the Option Plan. If any Option expires, becomes unexercisable or is forfeited for any reason without having been exercised or becoming vested in full, the shares of Common Stock subject to such Options will be available for the grant of additional Options unless the Option Plan has expired or otherwise been terminated.

         The exercise price of Options may not be less than 100% of the fair market value of the Common Stock on the date of grant. In the case of an optionee who owns more than 10% of the outstanding Common Stock on the date of grant, such option price may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the Common Stock with respect to which ISOs are exercisable by an optionee for the first time during any calendar year (under all plans of the Company and of any subsidiary) exceeds $100,000, the Options will be treated as Non-ISOs, and not as ISOs. A Participant may, under the 1998 Option Plan, receive additional options notwithstanding the earlier grant of options and regardless of their having been exercised, expired, or surrendered.

         The Option Plan has a term of 10 years from December 9, 1998, its effective date, after which date no Options may be granted. The maximum term for an Option is 10 years from its date of grant, except that the maximum term of an ISO may not exceed five years if the optionee owns more than 10% of the Common Stock on the date of grant.

         As of December 31, 2002, the Company had Options for the purchase of 437,967 shares of Common Stock issued and outstanding under the Option Plan. At December 31, 2002, Options to acquire 130,778 shares of Common Stock remained available for issuance pursuant to the Option Plan.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Set forth below is certain information regarding persons who are executive officers of the Company or the Bank and who are not directors of the Company or the Bank. Except as otherwise indicated, the occupation listed has been such person's principal occupation for at least the last five years.

         Susan G. Riel. Ms. Riel, 53, Executive Vice President - Chief Operations Officer of the Bank, previously served as Executive Vice President - Chief Operating Officer of Columbia First Bank, FSB from 1989 until that institution's acquisition by First Union Bancorp in 1995. Ms. Riel has over 25 years of experience in the commercial banking industry.

         Wilmer L. Tinley, Jr. Mr. Tinley, 64, Executive Vice President and Chief Financial Officer of the Company and the Bank since June 1998, operated his own tax, accounting and business services company from 1992 through 1998. Prior to that time, he served as the President and Chief Executive Officer of Montgomery National Bank (later Allegiance) from its organization in 1987 until 1992.

         Martha Foulon-Tonat. Ms. Tonat, 47, Executive Vice President and Chief Lending Officer of the Bank, served at Allegiance Bank from January 1990 to December 1997. Her duties included being Senior Vice President and Chief Lending Officer. Prior to her service at Allegiance Bank Ms. Tonat served at various commercial banks in the area. She has over 21 years experience in the commercial banking industry.

REPORT OF THE COMPENSATION COMMITTEE

         The Benefits Committee of the Bank serves as the Compensation Committee of the Company. The Benefits Committee's duty is to review compensation policies applicable to executive officers of the Bank; to consider the relationship of corporate performance to that compensation; to approve salary and bonus levels for senior officers of the Bank; and to administer various incentive plans of the Bank.

         Under the Bank's compensation policies, which are established by the Benefits Committee, bonus and incentive compensation is paid, and changes in base compensation are made, based both on the individual executive officer's performance, and the performance of the entire Bank. In assessing performance for purposes of compensation decisions, the Committee considers a number of factors, including but not limited to salaries paid by financial services companies with characteristics similar to the Bank's to officers with similar responsibilities, profits during the past year relative to their profit plans, reports of federal regulatory examinations of the Bank, growth, business plans for future periods, regulatory capital levels, and changes in shareholder value. The Committee assesses individual executive performance based upon its determination of the officer's contributions to the performance of EagleBank and the accomplishment of the Bank's strategic goals. In assessing performance for the purposes of establishing base salaries, the members of the Committee do not make use of a mechanical formula, but instead weigh the factors described above as they deem appropriate in the circumstances. The 2002 salary levels of the Bank's executive officers were established consistent with this compensation policy.

         The compensation of Mr. Paul, the President and Chief Executive Officer of the Company, represents a negotiated amount recommended by the Chairman of the Company and approved by the Board of Directors and is paid pursuant to a three year renewable contract, subject to annual increase. Payments are in lieu of fees for service on the Boards of Directors and committees of the Company and the Bank. Increases in Mr. Paul's base compensation, from $18,000 in 2000, to $36,000 in 2001, to $90,000 in 2002, have been made in recognition of the increased profitability of the Company, the outstanding results of his efforts in the development of the Bank's business and promotion of the Bank, and the significant time devoted by Mr. Paul on behalf of the Company and the Bank. A substantial portion of the compensation paid to Mr. Paul is in the form of options to purchase common stock. Mr. Paul is entitled to receive options to purchase 4,000 shares annually, in substantially equal monthly installments, at the fair market value as of month end.

         Executive officers have been granted incentive stock options under Eagle Bancorp's Stock Option Plans. The purposes of the Stock Option Plans are to attract, retain, and motivate key officers by providing them with a stake in the success of Eagle Bancorp as measured by the value of its shares. Options are granted at exercise prices equal to the fair market value of the shares on the dates of grant. The Stock Option Committee, which consists of the Chairman of the Board of Eagle Bancorp, the Chairman of the Board of the Bank, and the President/CEO of the Bank, has the responsibility for granting stock options to key employees and administering the plans. The Senior Staff of EagleBank recommends to the Stock Option Committee the recipients and the amounts and other terms of options to be granted, other than for the CEO, whose grants are established in his employment agreement. During 2002, incentive stock options for 4,000 shares were granted to the Chief Executive Officer at exercise prices ranging from $11.25 to $15.75 per share, in accordance with the terms of his compensation agreement. The Committee believes that the granting of stock options is a most appropriate form of long term compensation for executive officers, since awards of equity encourage ownership in the success of the Company. Stock option grants are discretionary and are limited by the terms and conditions of the Company's Stock Option Plan. No grants were made during 2002 to other executive officers.

         The Bank also pays discretionary cash bonuses to executive officers of the Bank. Annual bonuses are accrued as of the end of the fiscal year and are paid in January. Bonus amounts are determined in the discretion of the Benefits Committee following consideration of overall Company performance, individual performance and planned increases in base compensation.

         In conclusion, the Benefits Committee believes that executive compensation should be competitive yet reasonable, and be reflective of overall performance of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with some of its and the Company's directors, officers, and employees and their associates. In the past, substantially all of such transactions have been on the same terms, including interest rates, maturities and collateral requirements as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

         The maximum aggregate amount of loans (including lines of credit) to officers, directors and affiliates of the Company at December 31, 2002 amounted to $5,271,030, representing approximately 22% of the Company's total shareholders' equity at December 31, 2002. In the opinion of the Board of Directors, the terms of these loans are no less favorable to the Bank than terms of the loans from the Bank to unaffiliated parties. On December 31, 2002, $4,535,209 of loans were outstanding to individuals who, during 2002, were officers, directors or affiliates of the Company. At the time each loan was made, management believed that the loan involved no more than the normal risk of collectibility and did not present other unfavorable features. None of such loans were classified as Substandard, Doubtful or Loss. Mr. Lavine is providing services to the Company in connection with the work-out and collection of an impaired loan and for which he will receive a percentage of the amounts recovered, which compensation may be as much as an aggregate of $75,000. In 2002, Mr. Lavine received approximately $7,300 for his services.

                          STOCK PERFORMANCE COMPARISON

         The following table compares the cumulative total return on a hypothetical investment of $100 in the Company's common stock on July 20, 1998, the date on which the Common Stock was first issued, through December 31, 2002, with the hypothetical cumulative total return on the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Bank Index for the comparable period.

                                [OBJECT OMITTED]

                      Eagle Bancorp         Nasdaq Stock          Nasdaq Bank
         Date         Common Stock              Market            Stock Index
----------------     -----------------    ------------------    ----------------
July 20, 1998             100.00               100.00               100.00
December 31, 1998         103.15               117.11                90.66
December 31, 1999         105.08               217.33                83.43
December 31, 2000         104.76               131.94                95.67
December 31, 2001         177.76               104.17               105.31
December 31, 2002         239.23                71.32               110.07

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Stegman and Company, independent public accountants, to audit the Company's financial statements for the fiscal year ending December 31, 2003. Stegman and Company has audited the financial statements of the Company since its organization. Representatives of Stegman and Company are expected to be present at the Annual Meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.

FEES PAID TO INDEPENDENT ACCOUNTING FIRM

         Audit fees.

         The aggregate amount of fees billed by Stegman and Company for services provided in connection with the audit of the Company's financial statements for the year ended December 31, 2002, and for review of the financial statements included in the Company' quarterly reports on Form 10-QSB filed during 2002 was $30,000.

         All Other Fees.

         The aggregate amount of fees billed for all other professional services provided by Stegman and Company during the year ended December 31, 2002 was $8,500. None of such amount was for services relating to the design or implementation of the Company's financial information systems.

                             FORM 10-K ANNUAL REPORT

         The Company will provide, without charge, to any shareholder of record entitled to vote at the Annual Meeting or any beneficial owner of Common Stock solicited hereby, a copy of its 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission, upon the written request of such shareholder. Requests should be directed to Michele Midlo, Corporate Secretary, at the Company's executive offices, 7815 Woodmont Avenue, Bethesda, Maryland 20814.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

         Based solely upon the Company's review of the copies of the forms which it has received and written representations from the Company's directors, executive officers and ten percent shareholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a).

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware of any other matters to be presented for action by shareholders at the Meeting. If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

                              SHAREHOLDER PROPOSALS

         All proposals or nominations for election as directors by shareholders, to be presented for consideration at the next annual meeting and to be included in the Company's proxy materials must be received by the Company no later than December 13, 2003. Shareholder proposals for nominations for election as director which shareholders do not wish to include in the Company's proxy materials must be received by the Company no later than January 12, 2004. In order to be eligible for consideration at the next annual meeting of shareholders, the Company must receive notice of shareholder proposals for business other than the election of directors to be conducted at the annual meeting which are not proposed to be included in the Company's proxy materials not less than thirty and not more than ninety days before the date of the annual meeting, or if less than forty five days notice of the meeting is given, by the earlier of two days before the meeting and fifteen days after the notice of the meeting is mailed.

                                          By Order of the Board of Directors



                                          Michele Midlo, Corporate Secretary

April 17, 2003

                                 REVOCABLE PROXY
                               EAGLE BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby makes, constitutes and appoints Arthur H. Blitz and Worthington H. Talcott, Jr., and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Eagle Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held on May 20, 2003 and at any adjournment or postponement thereof.

Election of Directors

     |_|      FOR all nominees listed below

     |_|      WITHHOLD AUTHORITY to vote for all nominees listed below

?    FOR all nominees, except as noted

     Nominees:   Leonard  L. Abel,  Dudley C.  Dworken,  Eugene F. Ford,  Sr.,
                 Ronald D. Paul, H.L. Ward

     (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

     --------------------------------------------------------------------------

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all of the nominees set forth above. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Meeting or any adjournment or postponement of the Meeting.

Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

                                            ------------------------------------
                                            Signature of Shareholder

                                            ------------------------------------

                                            Signature of Shareholder

                                            Dated:                       , 2003
                                                   ----------------------

                                            ------------------------------------
                                            Email Address

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

         [ ] PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.